As filed with the Securities and Exchange Commission on October 29, 1999

                                                 Registration No.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   -----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   -----------


                       Electronic Data Systems Corporation
             (Exact name of Registrant as specified in its charter)


                 Delaware                           75-2548221
      (State or Other Jurisdiction of            (I.R.S. Employer
       Incorporation or Organization)           Identification No.)


       5400 Legacy Drive, Plano, Texas              75024-3199
   (Address of principal executive offices)         (Zip Code)




                           EDS Executive Deferral Plan
                            (Full title of the plan)

                                 James E. Daley
                             Chief Financial Officer
                       Electronic Data Systems Corporation
                                5400 Legacy Drive
                             Plano, Texas 75024-3199
                     (Name and address of agent for service)

                                 (972) 604-6000
          (Telephone number, including area code, of agent for service)

                                  ------------

                                    Copy to:

                             D. Gilbert Friedlander
                       Electronic Data Systems Corporation
                                5400 Legacy Drive
                             Plano, Texas 75024-3199
                                 (972) 604-6000

                                  ------------

                                             CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                           Amount        Proposed Maximum     Proposed Maximum
      Title of Each Class of               to be          Offering Price          Aggregate            Amount of
    Securities to be Registered          Registered          Per Share         Offering Price       Registration Fee
------------------------------------  ----------------   ----------------     ----------------      ----------------
Common Stock, par value $0.01
per share (1)(2)..................... 3,060,000 shares      $50.3125 (3)        $153,956,250           $42,799.84
====================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the EDS Executive Deferral Plan.
(2) There are also being registered hereunder an equal number of Series A Junior Participating Preferred Stock purchase rights, which are currently attached to and transferable only with shares of Common Stock registered hereby.
(3) Estimated in accordance with Rule 457(c) solely for the purpose of determining the registration fee, on the basis of the average of the high and low sales prices reported on the New York Stock Exchange on October 22, 1999 for Common Stock of Electronic Data Systems Corporation.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file. Such documents, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following  documents  heretofore  filed by Electronic  Data Systems
Corporation,   a  Delaware   corporation   ("EDS"),   with  the  Commission  are
incorporated herein by reference:

         1. EDS' Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         2. EDS' Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1999;

         3. EDS' Current Reports on Form 8-K dated as of April 29, 1999, May 6, 1999, September 7, 1999, October 12, 1999, and October 28, 1999;

         4. EDS' Registration Statement on Form S-4 (File No. 333-02543), including the section entitled "Description of Capital Stock."

         All documents filed by EDS with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement to this Registration Statement or any document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         D. Gilbert Friedlander, General Counsel of EDS, who is passing on the validity of the common stock offered pursuant to the Plan, owns shares of EDS Common Stock.

Item 6.  Indemnification of Directors and Officers.

Delaware General Corporation Law

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum,
(3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his capacity as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

Restated Certificate of Incorporation

     Article Seventh of the Restated Certificate of Incorporation of EDS provides that no director of EDS shall be personally liable to EDS or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director; provided, however, that such Article Seventh does not eliminate or limit the liability of a director (1) for any breach of such director's duty of loyalty to EDS or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (which relates to certain unlawful dividend payments or stock purchases or redemptions), as the same exists or may hereafter be amended, supplemented or replaced, or (4) for a transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of EDS, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the DGCL, as so amended. Furthermore, any repeal or modification of Article Seventh of the Restated Certificate of Incorporation by the stockholders of EDS shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of EDS existing at the time of such repeal or modification.

Bylaws

     Article VI of the Amended and Restated Bylaws of EDS provides that each person who at any time shall serve or shall have served as a director, officer, employee or agent of EDS, or any person who, while a director, officer, employee or agent of EDS, is or was serving at the written request of EDS (in accordance with written procedures adopted from time to time by the Board of Directors of
EDS) as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be entitled to (a) indemnification and (b) the advancement of expenses incurred by such person from EDS as, and to the fullest extent, permitted by Section 145 of the DGCL or any successor statutory provision, as from time to time amended.

Indemnification Agreements

     EDS has entered into Indemnification Agreements (the "Indemnification Agreements") with its directors and certain of its officers (the "Indemnitees"). Under the terms of the Indemnification Agreements, EDS has generally agreed to indemnify, and advance expenses to, each Indemnitee to the fullest extent permitted by applicable law on the date of such agreements and to such greater extent as applicable law may thereafter permit. In addition, the Indemnification Agreements contain specific provisions pursuant to which EDS has agreed to indemnify each Indemnitee (i) if such person is, by reason of his or her status as a director, nominee for director, officer, agent or fiduciary of EDS or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise with which such person was serving at the request of EDS (any such status being hereinafter referred to as a "Corporate Status"), made or threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation or other proceeding (each, a "Proceeding"), other than a Proceeding by or in the right of EDS, (ii) if such person is, by reason of his or her Corporate Status, made or threatened to be made a party to any Proceeding brought by or in the right of EDS to procure a judgment in its favor, except that no indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which such Indemnitee shall have been adjudged to be liable to EDS if applicable law prohibits such indemnification (unless and only to the extent that a court shall otherwise determine), (iii) against expenses actually and reasonably incurred by such person or on his or her behalf in connection with any Proceeding to which such Indemnitee was or is a party by reason of his or her Corporate Status and in which such Indemnitee is successful, on the merits or otherwise, (iv) against expenses actually and reasonably incurred by such person or on his or her behalf in connection with a Proceeding to the extent that such Indemnitee is, by reason of his or her Corporate Status, a witness or otherwise participates in any Proceeding at a time when such person is not a party in the Proceeding and (v) against expenses actually and reasonably incurred by such person in any judicial adjudication of or any award in arbitration to enforce his or her rights under the Indemnification Agreements.

     Furthermore, under the terms of the Indemnification Agreements, EDS has agreed to pay all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding, whether brought by or in the right of EDS or otherwise, in advance of any determination with respect to entitlement to indemnification and within 15 days after the receipt by EDS of a written request from such Indemnitee for such payment. In the Indemnification Agreements, each Indemnitee has agreed that he or she will reimburse and repay EDS for any expenses so advanced to the extent that it shall ultimately be determined that he or she is not entitled to be indemnified by EDS against such expenses.

     The Indemnification Agreements also include provisions that specify the procedures and presumptions which are to be employed to determine whether an Indemnitee is entitled to indemnification thereunder. In some cases, the nature of the procedures specified in the Indemnification Agreements varies depending on whether there has occurred a "Change in Control" (as defined in the Indemnification Agreements) of EDS.

Insurance

     EDS has obtained and intends to maintain in effect directors' and officers' liability insurance policies providing customary coverage for its directors and officers against losses resulting from wrongful acts committed by them in their capacities as directors and officers of EDS.

     The above discussion of EDS' Restated Certificate of Incorporation and Bylaws, the Indemnification Agreements and Section 145 of the DGCL is not intended to be exhaustive and is respectively qualified in its entirety by such documents and statute.

Item 7.  Exemptions from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4(a)     EDS Executive Deferral Plan.

         4(b)     Restated  Certificate  of  Incorporation  of  Electronic  Data
                  Systems Corporation, as amended through June 7, 1996 - incorporated herein by reference to Exhibit 3(a) to the Current Report on Form 8-K of the Registrant dated June 7, 1996.

         4(c) Amended and Restated Bylaws of Electronic Data Systems Corporation, as amended through June 7, 1996 - incorporated herein by reference to Exhibit 3(b) to the Current Report on Form 8-K of the Registrant dated June 7, 1996.

         4(d) Rights Agreement dated as of March 12, 1996 between the Registrant and The Bank of New York, as Rights Agent - incorporated herein by reference to Exhibit 4(c) to the Registration Statement on Form S-4 of the Registrant (File No. 333-02543).

         5        Opinion of D. Gilbert Friedlander

         23(a)    Consent of KPMG LLP

         23(b)    Consent of D. Gilbert Friedlander (included in Exhibit 5)

         24       Power of Attorney (included on page II-6)

Item 9.  Undertakings

         (a)      EDS hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i)   To include any prospectus required by Section 10
                  (a)(3) of the Securities Act of 1933, as amended (the "Act");

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration
                  Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement; and

                          (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such infor-mation in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by EDS pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) EDS hereby undertakes that, for purposes of determining any liability under the Act, each filing of EDS' annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of EDS pursuant to the foregoing provisions, or otherwise, EDS has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by EDS of expenses incurred or paid by a director, officer or controlling person of EDS in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, EDS will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of October, 1999.

                                        ELECTRONIC DATA SYSTEMS CORPORATION



                                        By:       /s/ RICHARD H. BROWN
                                             ----------------------------------
                                                     Richard H. Brown
                                                Chairman of the Board and
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard H. Brown, James E. Daley and D. Gilbert Friedlander, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre- or post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on October 28, 1999 in the capacities indicated.


            Signature                                    Title
            ---------                                    -----

       /s/ RICHARD H. BROWN               Chairman of the Board, Chief Executive
-------------------------------------     Officer and Director (Principal
          Richard H. Brown                Executive Officer)


        /s/ Jeffrey M. Heller             President, Chief Operating Officer and
-------------------------------------     Director
          Jeffrey M. Heller


        /s/ James E. Daley                Executive Vice President and Chief
-------------------------------------     Financial Officer (Principal Financial
          James E. Daley                  Officer)


          /s/ John Adams                  Vice President and Controller
-------------------------------------     (Principal Accounting Officer)
            John Adams

    /s/ James A. Baker, III               Director
-------------------------------------
      James A. Baker, III



     /s/ Richard B. Cheney                Director
-------------------------------------
       Richard B. Cheney



     /s/ William H. Gray, III             Director
-------------------------------------
        William H. Gray, III



        /s/ Ray J. Groves                 Director
-------------------------------------
          Ray J. Groves



          /s/ Ray L. Hunt                 Director
-------------------------------------
           Ray L. Hunt



                                          Director
-------------------------------------
        C. Robert Kidder



        /s/ Judith Rodin                  Director
-------------------------------------
          Judith Rodin



                                         Director
-------------------------------------
          Enrique J. Sosa




         Pursuant to the requirements of the Securities Act of 1933, the Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of October, 1999.


                                          EDS EXECUTIVE DEFERRAL PLAN



                                          By:       /s/ TROY W. TODD
                                               --------------------------------
                                                      Troy W. Todd
                                                   Committee Chairman

                                INDEX TO EXHIBITS
                                -----------------

       Exhibit
       Number            Description
       -------           -----------

         4(a)     EDS Executive Deferral Plan.

         4(b)     Restated  Certificate  of  Incorporation  of  Electronic  Data
                  Systems Corporation, as amended through June 7, 1996 - incorporated herein by reference to Exhibit 3(a) to the Current Report on Form 8-K of the Registrant dated June 7, 1996.

         4(c) Amended and Restated Bylaws of Electronic Data Systems Corporation, as amended through June 7, 1996 - incorporated herein by reference to Exhibit 3(b) to the Current Report on Form 8-K of the Registrant dated June 7, 1996.

         4(d) Rights Agreement dated as of March 12, 1996 between the Registrant and The Bank of New York, as Rights Agent - incorporated herein by reference to Exhibit 4(c) to the Registration Statement on Form S-4 of the Registrant (File No. 333-02543).

         5        Opinion of D. Gilbert Friedlander

         23(a)    Consent of KPMG LLP

         23(b)    Consent of D. Gilbert Friedlander (included in Exhibit 5)

         24       Power of Attorney (included on page II-6)